SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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                         THE ADVISORS' INNER CIRCLE FUND
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                (Name of Registrant as Specified In Its Charter)


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

                       Sentinel Asset Management Agreement
                                Team Member Q&As
                                December 15, 2006

The following questions and answers reflect inquiries you may receive from customers regarding the conversion to Sentinel Funds.

1. Why did Synovus decide to propose this transaction to the Synovus Funds Board of Trustees?

   Partnering with an outstanding asset management company like Sentinel enables us to provide the highest quality products to our customers, while focusing on our open architecture delivery strategy. We selected Sentinel due to its performance with comparable funds, commitment to the continued investment in and expansion of their mutual fund complex, and competitive fund expenses.

2. Tell me about Sentinel. What is their track record?

   Sentinel Asset Management (SAM) is a member of the National Life Group and is the advisor to the Sentinel Common Stock fund, one of the country's oldest mutual funds, first offered in1934. The company manages approximately $18 billion in mutual funds and institutional accounts. Over $4 billon of these assets are managed in the Sentinel Funds. SAM's investment capabilities are particularly strong in the large-blend, small growth, large-growth, international, and intermediate bond categories. SAM is headquartered in Montpelier, VT, with investment management offices in New York and San Francisco.

3. When will the reorganization take place?

   The reorganization must receive final approval from the Synovus Funds' shareholders at the March 15, 2007 shareholder meeting. If approved, the reorganization is currently expected to occur at the end of March, 2007.

4. What will I receive in exchange for my current shares?

   An account will be created at the time of the reorganization with an aggregate value equal to the value of the corresponding Synovus Fund shares. Synovus and Sentinel Funds can be compared as follows:

   SYNOVUS FUND                                       SENTINEL FUND
   Large Cap Core Equity Fund                         Sentinel Common Stock Fund
         Class A                                                 Class A
         Class B                                                 Class A
         Class C                                                 Class C
         Institutional Class                                     Class I
   Mid Cap Value Fund                                 Sentinel Mid Cap Value Fund
         Class A                                                 Class A
         Class B                                                 Class A
         Class C                                                 Class C
         Institutional Class                                     Class I
   Intermediate-Term Bond Fund                        Sentinel Government Securities Fund
         Class A                                                 Class A
         Class B                                                 Class A
         Institutional Class                                     Class I
   Georgia Municipal Bond Fund                        Sentinel Georgia Municipal Bond Fund
         Class A                                                 Class A
         Institutional Class                                     Class I

   The net asset value of the Synovus Funds' shares will be determined in accordance with the procedures described in the corresponding Sentinel Funds' Prospectus and Statement of Additional Information and with the Sentinel Funds' valuation procedure. You may receive a greater or lesser number of shares due to differences between pricing procedures and services of Synovus Funds and Sentinel Funds. Physical share certificates will not be issued.

5. What if I do not want to convert?

   You may redeem the shares at any time before reorganization as set forth in the Synovus Funds' Prospectus. If you choose to do so, the request will be treated as a normal redemption of shares and may be a taxable transaction. In addition, you will be charged any applicable contingent deferred sales charge.

6. Will there be federal tax implications to me as a result of the reorganization?

   The reorganization is intended to be tax-free. However, each of the Synovus Funds will declare a dividend and distribute ordinary income and realized capital gains, if any, just prior to the conversion, which may result in taxable income.

7. What happens to my systematic withdrawals or periodic investment plan?

   These are driven by the custodian. We anticipate no changes.

8. Where can I find performance information on Sentinel?

   Daily performance information for Sentinel Funds is available at http://www.sentinelfunds.com. In addition, mutual fund performance and other key information are available through third party evaluation and reporting service providers.

9. Will additional fees be incurred as a result of the reorganization?

   You will not incur any sales loads as a result of the reorganization. Differences in the fees charged by the Funds will be described in the combined proxy statement/prospectus expected to be available in January 2007.

10. From whom will future communications come regarding my funds?

   Your financial consultant or relationship manager will continue to be available to answer questions for you. Any communications specific to the funds i.e. prospectuses will come directly from Sentinel.

11. Whom do I call with questions about my new funds?

   Please continue to use your financial consultant or relationship manager as your main point of contact.

QUESTIONS SPECIFIC TO TRUST CUSTOMERS:

12. Who will oversee my trust account?

   Your portfolio manager will continue in that role.

13. Will fund fee rebates be discontinued?

     Yes, fund fee rebates and discounts will be discontinued; except for Georgia Municipal Bond Fund shareholders.

PLEASE NOTE THAT THIS IS NOT INTENDED TO BE A SOLICITATION FOR PROXY. THE SENTINEL FUNDS WILL FILE A RELATED PROXY STATEMENT/PROSPECTUS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). ALL SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED REORGANIZATIONS AND RELATED MATTERS, THE PERSON SOLICITING PROXIES IN CONNECTION WITH THE PROPOSALS AND THE INTERESTS OF THESE PERSONS IN THE PROPOSALS. THE PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO RECORD DATE SHAREHOLDERS AFTER IT IS EFFECTIVE. SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC AT THE SEC'S WEBSITE AT WWW.SEC.GOV. IN ADDITION TO THE PROXY STATEMENT/PROSPECTUS, THE SYNOVUS FUNDS AND SENTINEL FUNDS FILE ANNUAL, QUARTERLY AND SPECIAL REPORTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY SUCH FILINGS AT THE SEC'S PUBLIC REFERENCE ROOMS AT 100 F. STREET, N.E., WASHINGTON, D.C. 20549 AND AT THE SEC'S REGIONAL OFFICES IN NEW YORK AT 233 BROADWAY, NEW YORK, NEW YORK 10279 AND IN CHICAGO AT 175 WEST JACKSON BOULEVARD, SUITE 900, CHICAGO, ILLINOIS 60604. THESE SEC FILINGS ARE ALSO AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

THE SYNOVUS FUNDS' TRUSTEES ARE EXPECTED TO SOLICIT PROXIES FROM THE SYNOVUS FUND SHAREHOLDERS IN FAVOR OF THE PROPOSALS. ANY DIRECT OR INDIRECT INTEREST OF THE PARTICIPANTS IN THE SOLICITATION WILL BE DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.